UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 22, 2003

Luminent Mortgage Capital, Inc.

(Exact Name of Registrant As Specified in its Charter)

Maryland	012-36309	06-0694835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

909 Montgomery Street, Suite 500

San Francisco, California 94133

(Address of Principal Executive Offices) (Zip Code)

(415) 486-2110

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Item 5. Other Events.

On October 24, 2003, the Board of Directors of Luminent Mortgage Capital, Inc., a Maryland corporation (the “Company”), elected by resolution to become subject to Section 3-804 of Subtitle 8 of Title 3 of the Maryland General Corporation Law (the “MGCL”), all as more particularly described in the Articles Supplementary filed as Exhibit 3.1 hereto, which were filed with the State Department of Assessments and Taxation of Maryland on December 22, 2003. Section 3-804 of the MGCL provides, inter alia, that notwithstanding any provisions of the Company’s charter or bylaws to the contrary, (a) a director may be removed only by a vote of not less than two-thirds (2/3) of all of the votes entitled to be cast on the matter, (b) the number of directors may be set only by the Board of Directors and (c) all vacancies on the Board of Directors may be filled only by a majority of the remaining directors then in office.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Articles Supplementary of Luminent Mortgage Capital, Inc., dated December 17, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINENT MORTGAGE CAPITAL, INC.
(Registrant)

Date: December 22, 2003	By:	/s/ Christopher J. Zyda
Christopher J. Zyda
Senior Vice President and
Chief Financial Officer

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